UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under Rule 14a-12

LIVEPERSON, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Starboard Value and Opportunity S LLC

Starboard Value and Opportunity C LP

STARBOARD VALUE R LP

Starboard Value and Opportunity Master Fund L LP

Starboard Value L LP

Starboard Value R GP LLC

Starboard x master Fund LTD

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

JOHN R. MCCORMACK

VANESSA PEGUEROS

YAEL ZHENG

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders (the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”).

On April 13, 2022, Starboard delivered the following letter to the Company. The full text of the letter is also attached hereto as Exhibit 1.

April 13, 2022

By Email and overnight mail

LivePerson, Inc.

530 7th Avenue, Floor M1

New York, New York 10018

Attn:	Monica L. Greenberg Executive Vice President of Public Policy, General Counsel and Corporate Secretary

 Dear Ms. Greenberg:

Reference is made to that certain letter (the “Nomination Notice”), dated February 25, 2022, delivered by Starboard Value and Opportunity Master Fund Ltd (“Starboard”) to LivePerson, Inc., a Delaware corporation (“LPSN” or the “Company”), nominating and notifying the Company of Starboard’s intent to nominate a slate of four (4) highly-qualified candidates for election to the Company’s board of directors (the “Board”) at the 2022 annual meeting of shareholders of LPSN (the “2022 Annual Meeting”).

We are writing to you today to request that the Company consent to the use of a universal proxy card for the 2022 Annual Meeting listing all director candidates duly-nominated by Starboard and the Company on both Starboard’s and the Company’s proxy cards. As you may be aware, on November 17, 2021, the Securities and Exchange Commission amended the federal proxy rules to require the use of universal proxy cards by management and shareholders soliciting proxy votes for their own candidates in contested director elections for annual meetings occurring after August 31, 2022 (the “New Proxy Rules”). A universal proxy card is widely acknowledged as a governance best practice since it offers stockholders full flexibility in exercising their voting rights in a contested election. LPSN’s 2022 Annual Meeting is expected to occur just a few months prior to when the New Proxy Rules will go into effect, and we believe it would be strongly preferred by the Company’s stockholders for such a universal proxy card to be in place for voting at the 2022 Annual Meeting.

To this end, we propose that each of Starboard and the Company come to an agreement on the use of a universal proxy card as soon as practicable.

We expressly reserve all rights. We look forward to your prompt reply.

Best regards,

/s/ Peter A. Feld

Peter A. Feld

Managing Member

Starboard Value LP

cc: Andrew Freedman, Olshan Frome Wolosky LLP

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of LivePerson, Inc., a Delaware corporation (the "Company").

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard R Value R LP (“Starboard R LP”) , Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value L LP (“Starboard L GP”), Starboard Value R GP LLC (“Starboard R GP”), Starboard X Master Fund Ltd (“Starboard X Master”), Starboard Value LP, Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith, Peter A. Feld, John R. McCormack, Vanessa Pegueros and Yael Zheng.

As of the close of business on April 13, 2022, Starboard V&O Fund beneficially owned directly 3,741,775 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). As of the close of business on April 13, 2022, Starboard S LLC directly owned 545,570 shares of Common Stock. As of the close of business on April 13, 2022, Starboard C LP directly owned 333,060 shares of Common Stock. Starboard R LP, as the general partner of Starboard C LP may be deemed the beneficial owner of an aggregate of 333,060 shares of Common Stock owned by Starboard C LP. As of the close of business on April 13, 2022, Starboard L Master directly owned 231,494 shares of Common Stock. Starboard L GP, as the general partner of Starboard L Master, may be deemed the beneficial owner of the 231,494 shares of Common Stock owned by Starboard L Master. Starboard R GP, as the general partner of Starboard R LP and Starboard L GP, may be deemed the beneficial owner of an aggregate of 564,554 shares of Common Stock owned by Starboard C LP and Starboard L Master. As of the close of business on April 13, 2022, Starboard X Master directly owned 863,188 shares of Common Stock. As of the close of business on April 13, 2022, 689,913 of Common Stock were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”). Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard C LP, Starboard L Master, Starboard X Master and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 6,405,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard L Master, Starboard X Master and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co, and Messrs. Smith and Feld, as members of Principal GP and as members of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of 6,405,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard L Master, Starboard X Master and held in the Starboard Value LP Account. As of the close of business on April 13, 2022, Mr. McCormack directly beneficially owned 950 shares of Common Stock. As of the close of business on April 13, 2022, Ms. Pegueros directly beneficially owned 1,349 shares of Common Stock. As of the close of business on April 13, 2022, Ms. Zheng directly beneficially owned 3,000 shares of Common Stock held in a revocable trust she serves as co-trustee for with her husband.